UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2026
RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (214) 777-0600

(Former Name or Former Address, if Changed Since Last Report)

________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amended and Restated 2020 Performance Incentive Plan
The Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) previously approved an amendment and restatement of the Resources Connection, Inc. 2020 Performance Incentive Plan (the “2020 Plan”), subject to approval by the Company’s stockholders, to (1) increase the maximum number of shares of the Company’s common stock authorized for issuance under the 2020 Plan by an additional 1 million shares; (2) extend the term of the 2020 Plan until September 1, 2036; (3) impose a minimum one-year vesting requirement on equity-based awards granted under the 2020 Plan after September 2, 2026, subject to a limited exception set forth in the 2020 Plan; and (4) impose a $250,000 per year limit on equity-based awards granted to non-employee directors, with such limit increasing to $350,000 per year for a non-employee director serving as Chair of the Board or that is newly elected to the Board. At the Company’s annual meeting of stockholders held on October 22, 2026, the Company’s stockholders approved the amended and restated 2020 Plan.
The preceding summary is qualified in its entirety by reference to the text of the amended and restated 2020 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Approval of Amended and Restated 2019 Employee Stock Purchase Plan
The Board previously approved an amendment and restatement of the Resources Connection, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), subject to approval by the Company’s stockholders, to (1) increase the maximum number of shares of the Company’s common stock authorized for issuance under the ESPP by an additional 1.5 million shares and (2) extend the term of the ESPP until September 1, 2036. At the Company’s annual meeting of stockholders held on October 22, 2026, the Company’s stockholders approved the amended and restated ESPP.
The preceding summary is qualified in its entirety by reference to the text of the amended and restated ESPP, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2026 annual meeting of stockholders of the Company was held on October 22, 2026. Results of the voting at the annual meeting of stockholders are set forth below.
Election of Directors. The stockholders elected the following two directors to hold office for a three-year term expiring at the 2029 annual meeting of stockholders or until their successors are duly elected and qualified. The voting results were as follows:

Director	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Roger D. Carlile	20,969,487	598,461	14,399	5,819,366
Marco von Maltzan	20,547,256	1,015,971	19,120	5,819,366
Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
25,452,172	210,462	1,739,079	―

Approval of the Amendment and Restatement of the Resources Connection, Inc. 2020 Performance Incentive Plan. The stockholders voted to approve the amendment and restatement of the 2020 Performance Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
16,143,011	5,182,555	256,781	5,819,366
Approval of the Amendment and Restatement of the Resources Connection, Inc. 2019 Employee Stock Purchase Plan. The stockholders voted to approve the amendment and restatement of the 2019 Employee Stock Purchase Plan. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
20,683,218	656,237	242,892	5,819,366
Advisory Vote on Named Executive Officer Compensation. The stockholders voted to approve, on an advisory basis, the named executive officer compensation described in the proxy statement for the annual meeting of stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
18,633,961	2,308,530	639,856	5,819,366
Item 8.01    Other Events.
Approval of Dividend.
On October 21, 2026, the Board approved a dividend of $0.07 per share on the Company’s common stock. The dividend is payable December 17, 2026 to stockholders of record at the close of business on November 19, 2026. The Board will assess and approve future dividends quarterly. The full text of the Company’s press release, issued on October 27, 2026, announcing the quarterly dividend payment is included as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1	Resources Connection, Inc. 2020 Performance Incentive Plan (as amended and restated September 2, 2026).

10.2	Resources Connection, Inc. 2019 Employee Stock Purchase Plan (as amended and restated September 2, 2026).

99.1	Press Release entitled “Resources Connection, Inc. Announces Quarterly Dividend and Dividend Payment Date,” issued October 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 27, 2026	By:	/s/ Roger Carlile
Roger Carlile
President and Chief Executive Officer